UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

RENT-A-CENTER, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RENT-A-CENTER, INC.

5501 Headquarters Drive

Plano, Texas 75024

April 5, 2013

Supplement to Proxy Statement

The form of proxy included with the definitive proxy statement, dated March 25, 2013 (the “Proxy Statement”), filed by Rent-A-Center, Inc. (the “Company”) in connection with its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 9, 2013, contains a typographical error. Specifically, the first sentence of Item 1 incorrectly refers to “Class III directors.” The first sentence of Item 1 should read as follows: “Election of Class I directors as set forth in the accompanying proxy statement.”

At the Annual Meeting, the Company’s stockholders are being asked to elect each of Mitchell E. Fadel and Paula Stern, Ph.D. as Class I directors. A new proxy card will not be mailed to stockholders. If a stockholder returns a proxy card or votes via the Internet or by telephone at any time (either prior to or after the date of this supplement) indicating a vote in favor of Mr. Fadel and/or Dr. Stern, such vote will constitute a vote in favor of the applicable nominee as a Class I director. Each Class I director elected at the Annual Meeting will serve a three-year term expiring at the 2016 annual meeting of stockholders of the Company and until his or her successor is elected and qualified.

If any stockholder has already returned a properly executed proxy card or voted via the Internet or by telephone and would like to change their vote on any matter, such stockholder may revoke their proxy at any time before or at the Annual Meeting by: (i) timely delivering a signed, written revocation letter, dated later than the proxy, to the Company’s Secretary at the Company’s corporate headquarters at 5501 Headquarters Drive, Plano, Texas 75024; (ii) timely mailing another duly executed proxy bearing a later date to Alliance Advisors, 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003; (iii) voting at a later time over the Internet or by telephone, if such stockholder previously voted over the Internet or by telephone; or (iv) attending the Annual Meeting and casting a vote in person.

If any stockholder would like a new proxy or has questions, they may contact the Company’s Secretary at 5501 Headquarters Drive, Plano, Texas 75024 or by telephone at (972) 801-1160 or the Company’s proxy solicitor, Alliance Advisors, by telephone at (888) 991-1292.